UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 29, 2016

DASAN ZHONE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7195 Oakport Street
Oakland, California 94621
(Address of Principal Executive Offices, Including Zip Code)
(510) 777-7000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Change in Registrant's Certifying Accountant.
On September 9, 2016, DASAN Zhone Solutions, Inc. (fka Zhone Technologies, Inc.), a Delaware corporation (the “Company”) consummated the previously announced acquisition of Dasan Network Solutions, Inc., a California corporation (“DNS”), through the merger of a wholly owned subsidiary of the Company with and into DNS, with DNS surviving as a wholly owned subsidiary of the Company (the “Merger”). As previously disclosed, the Merger is treated as a “reverse acquisition” for accounting purposes with DNS as the acquirer of the Company and, as such, the historical financial statements of DNS will become the historical financial statements of the Company. Pursuant to guidance from the SEC staff, a reverse acquisition results in a deemed change of the accounting firm unless the same accounting firm reported on the financial statements of both the registrant and the accounting acquirer.
The Company’s historical financial statements were audited by KPMG LLP, whose resignation was reported in a Current Report on Form 8-K filed by the Company on October 17, 2016.
DNS’s historical financial statements were audited by Samil PricewaterhouseCoopers (“Samil PwC”). On November 29, 2016, the Audit Committee of the Company’s Board of Directors approved a change in accountants by making a determination to engage PricewaterhouseCoopers LLP (“”PwC LLP”) to be the Company’s principal accountant and to dismiss Samil PwC effective immediately.
Samil PwC audit reports on DNS's consolidated financial statements for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of an opinion and were not modified as to uncertainty, audit scope, or accounting principles.   In addition, for the fiscal years ended December 31, 2015 and 2014 and the subsequent interim periods through September 8, 2016 for DNS and from September 9, 2016 to November 29, 2016 for the Company there were (i) no disagreements between the DNS and the Company and Samil PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure and of which, if not resolved to Samil PwC's satisfaction, would have caused Samil PwC to make reference thereto in their reports and (ii) no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K other than the material weaknesses described below.
The material weaknesses related to DNS that were identified were (a) lack of resources that are knowledgeable about U.S. GAAP and SEC reporting matters to allow the company to prepare the required filings on an accurate and timely basis as a U.S. domestic registrant, and (b) lack of knowledge and experience in preparing financial statements under U.S. GAAP and that comply with SEC reporting matters on a timely and accurate basis as a U.S. domestic registrant
During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim periods through September 8, 2016 for DNS and from September 9, 2016 to November 29, 2016 for the Company , neither DNS nor the Company, or anyone acting on their behalf consulted with PWC regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of DNS or the Company, and neither a written report nor oral advice was provided to DNS or the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as those terms are defined in Item 304(a)(1) of Regulation S-K, other than the material weaknesses described above.
The Company provided Samil PwC with a copy of disclosures it is making in the Form 8-K and requested that Samil PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Statements made herein.   A copy of Samil PwC's letter dated December 1, 2016 is filed as Exhibit 16.1

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter of Samil PricewaterhouseCoopers dated December 1, 2016, to the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2016	DASAN Zhone Solutions, Inc.

	By:	/s/ KIRK MISAKA
Kirk Misaka
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of Samil PricewaterhouseCoopers dated December 1, 2016, to the Securities and Exchange Commission